Exhibit 99.1

Ra Medical Systems Reports Preliminary Second Quarter 2019 Financial Results

Announces leadership transition

Announces delayed second-quarter 2019 earnings release and Form 10-Q filing

Provides manufacturing update and reports cost savings initiatives

Announces Audit Committee investigation

CARLSBAD, Calif. (August 12, 2019) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases today reported certain preliminary results for the quarter ended June 30, 2019, as well as a leadership transition.  Ra Medical also announced that it will delay its earnings release and investor conference call for the second quarter of 2019 and the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Leadership Transition

Ra Medical today announced that Dean Irwin was terminated without cause from his position as Ra Medical’s Chief Executive Officer, Co-President, and Chief Technology Officer, and as Chairman of Ra Medical’s Board of Directors.  Andrew Jackson, currently serving as Chief Financial Officer, has been appointed to serve as Interim Chief Executive Officer while the Company continues its search for a permanent Chief Executive Officer.

“On behalf of the entire Ra Medical Board, I want to thank Dean for his contributions and for his years of service to Ra Medical.  The Board is focused on finding a CEO who can guide us through the next phase of commercialization and growth,” said newly-appointed Chairman Martin Colombatto.

Recent Operational Highlights

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Received approval for an Investigational Device Exemption (IDE) by the U.S. Food and Drug Administration (FDA) to initiate a clinical trial to evaluate the safety and efficacy of the DABRA excimer laser system in atherectomy procedures.

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Commenced strategic shift to service existing accounts and target key new accounts with a smaller sales and marketing team, with expected cost savings of $1 million per quarter once these changes are complete.

•	Continued efforts to upgrade manufacturing process to improve product consistency.

Preliminary Results for Second Quarter 2019

Ra Medical anticipates revenue of between $2.0 million and $2.2 million for the second quarter of 2019, including vascular revenue of between $0.4 million and $0.5 million and an aggregate balance of approximately $48.4 million in cash and cash equivalents and short-term investments.

All financial results in this press release were prepared by management and are preliminary.

Cost Savings Initiatives

In August 2019, Ra Medical commenced significant operational efficiency and cost-savings initiatives intended to align its resources with its product strategy, reduce its operating expenses, and manage its cash flows. These cost efficiency initiatives included significant workforce reductions of its sales and marketing teams. In the near term, with the reduced sales headcount, Ra Medical intends to focus on servicing priority existing accounts and targeting key new accounts in certain existing territories while it corrects the production limitations referenced below and re-evaluates its marketing strategy.

Manufacturing Update

In the fourth quarter of 2018 and first quarter of 2019, Ra Medical experienced inconsistencies in its DABRA catheter manufacturing process, due to issues controlling the temperature of the oven used in that process, which had an adverse impact on revenue during the fourth quarter of 2018 and the first half of 2019. In response, Ra Medical upgraded its temperature control regulator and made certain changes in its production flow and validated the changes that Ra Medical believed corrected the production limitations. After manufacturing several well-performing lots with this upgraded process, Ra Medical is again experiencing inconsistent performance.  The percentage of catheters that fail to calibrate at customer sites prior to a procedure being performed began to increase after decreasing during April and May 2019.  Ra Medical is fully committed to resolving the inconsistencies in performance, but until these are fully resolved, our DABRA sales may continue to be adversely impacted.

Audit Committee Investigation

The Audit Committee of Ra Medical’s Board of Directors has commenced an independent investigation in connection with an anonymous complaint. The Audit Committee of the Board of Directors is responsible for investigating the allegations and has retained independent counsel to assist it in the process. The investigation is not yet completed and no conclusions with respect thereto have been reached. Ra Medical cannot predict the duration or outcome of the investigation, and the Company will not be in a position to file the Form 10-Q until the Audit Committee completes its work.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Ra Medical’s expectations as to the timing and outcome of its Audit Committee investigation, the filing of its periodic reports, and its expected financial and operational results; Ra Medical’s expectations with respect to its search for a permanent CEO; Ra Medical’s intentions to analyze and correct issues with its DABRA catheter manufacturing and performance; and the potential impact of its cost savings initiatives. These statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond Ra Medical’s control and are difficult to predict, including, but not limited to, discovering additional information relevant to the Audit Committee investigation; the findings, conclusions and recommendations of the Audit Committee (and their timing); the Board and Ra Medical’s response to the Audit Committee’s findings, conclusions and recommendations; the review by the Ra Medical’s independent registered public accounting firm of the Audit Committee’s findings, conclusions and recommendations and Ra Medical’s financial statements; the risk that completing and filing reports with the SEC will take longer than expected; the risk that Ra Medical will not be able to timely characterize and correct its issues with its DABRA catheter manufacturing and performance; and the risk that cost savings will not materialize from Ra Medical’s cost savings initiatives. In addition, Ra Medical's business is subject to numerous additional risks and uncertainties, including, among others, challenges inherent in developing , manufacturing, launching, marketing, and selling products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from Ra Medical’s clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings (including with respect to ongoing securities litigation); adverse outcome of regulatory inspections, reviews, or audits; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-707-7516

jkraws@ramed.com

Investors:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

Media:

KCSA Strategic Communications

Caitlin Kasunich / Lisa Lipson

212-896-1241 / 508-843-6428

ckasunich@kcsa.com / llipson@kcsa.com

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